Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 2004, except for Note 18, for which the date is April 21, 2004, relating to the financial statements and financial statement schedule of InfraSource Services, Inc. and subsidiary as of December 31, 2003 and for the period May 30, 2003 (inception) to December 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania May 3, 2004